This document contains 28 pages
                                     Exhibit Index appears at page 8.
                                     The Registrant requests that the
                                     Registration Statement become effective
                                     immediately upon filing pursuant to
                                     Securities Act Rule 462.


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CPAC, INC.
               (Exact Name of issuer as specified in its charter)

NEW YORK                                              16-0961040
(State or other jurisdiction                          (IRS Employer ID Number)
of incorporation or organization)

2364 LEICESTER ROAD, LEICESTER, NEW YORK              14481
(Address of Principal Executive Offices)              (Zip Code)

            CPAC, INC. 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ROBERT OPPENHEIMER, ESQ.
                CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD
                        1600 Crossroads Office Building
                           Rochester, New York 14614
                    (Name and Address of agent for service)

                                  716/232-3730
         (Telephone Number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
TITLE OF                           PROPOSED          MAXIMUM
SECURITIES                         MAXIMUM           AGGREGATE      AMOUNT OF
TO BE          AMOUNT TO BE        OFFERING PRICE    OFFERING       REGISTRATION
REGISTERED     REGISTERED          PER SHARE         PRICE          FEE
--------------------------------------------------------------------------------
Common Stock      39,000           (1) (2)           (1) (2)        $120.00 (3)
Par Value         shares
$0.01 per share
--------------------------------------------------------------------------------

1) The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to nonemployee directors of CPAC, Inc., in accordance with the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan, pursuant to the exercise of options granted automatically under the Plan.

2) Under the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan, a one-time option to purchase 10,000 shares was granted to nonemployee directors at an exercise price equal to the fair market value of the Company's common stock on the date of the 1996 annual meeting of shareholders (August 7, 1996). On an ongoing basis, an option to purchase 3,000 shares is granted to each nonemployee director elected or reelected at the annual meeting of shareholders with the exercise price equal to the fair market value of the Company's common stock on the Friday succeeding such meeting (August 9, 1996 in the current year). Fair market value is the closing price for the Company's common stock on such dates as quoted on the National Over-The-Counter Market in the NASDAQ National Market System.

(3) Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(h)(1), based upon exercise prices of the options granted as of August 7 and 9, 1996. The total offering price for 39,000 shares based upon such exercise prices was $396,000. Based upon the statutory formula contained in Section 6(b), the Registration Fee is $120.00.

 (4) Also registered hereunder pursuant to Rule 416(a) are an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the Plan.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



                               TABLE OF CONTENTS




ITEMS                                                                    PAGE


Item 3.                 Incorporation of Documents by Reference             3

Item 4.                 Description of Securities                         N/A

Item 5.                 Interests of Named Experts and Counsel              3

Item 6.                 Indemnification of Directors and Officers           4

Item 7.                 Exemption from Registration Claimed               N/A

Item 8.                 Undertakings                                        4

Item 9.                 Exhibits                                            6


Signatures                                                                  7


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The Registrant hereby states that the following documents, listed in subparagraphs (a) through (c) below are incorporated by reference in this Registration Statement:

      (a) The Registrant's latest Annual Report (Form 10-K/A) filed pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      (b) All other Reports, including Quarterly and Current Reports (Forms 10-Q and 8-K, respectively), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest Annual Report; and

      (c) A description of the class of securities to be offered as registered under Section 12 of the Securities Exchange Act of 1934 and as contained in the Form 10 Registration Statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of l934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      1. Mr. Robert Oppenheimer is a Director and Secretary of the Registrant and is a member of the law firm of Chamberlain, D'Amanda, Oppenheimer & Greenfield which firm serves as general counsel to the Company and which firm has rendered an opinion upon the validity of the securities being registered. Mr. Oppenheimer owns directly 65,625 shares of the Registrant's $.01 par value common stock. For the fiscal year of the Registrant ended March 31, 1996, Mr. Oppenheimer's firm was paid $216,580 by the Registrant in legal fees for legal services rendered to the Registrant.

           Since Mr. Oppenheimer is a nonemployee director of the Company, he is eligible to participate in the Plan.

      2. The financial statement and schedules contained in the Company's Annual Report on Form 10-K/A incorporated by reference herein have been examined by Coopers & Lybrand, independent certified public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing, in giving said reports.

      3. No expert named in the Registration Statement as having prepared or certified any part thereof or is named as having prepared or certified a report for use in connection with the Registration Statement or incorporated by reference therein has received, or is to receive in connection with the offering to which the Registration Statement pertains, a substantial interest, direct or indirect, in the Registrant or any of its subsidiaries.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The By-Laws of the Registrant, in Article X thereof, provide for the indemnification of the Registrant's Officers and Directors in certain circumstances as follows:

      Subject only to the exception that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, the company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent under the circumstances permitted by the Sections 721-726 of said Business Corporation Law. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because there is no judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, (a) by independent legal counsel in a written opinion that indemnification is proper, or (b) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
                                  UNDERTAKINGS


      (a)  Rule 415 Offering

           The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that pursuant to Section 229.512(a) of Regulation S-K, such post-effective amendment may be made by setting forth the information required by such Section in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act incorporated by reference as set forth in subsection (b) and (c) of this Item.

           The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each Annual Report filed pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 is hereby incorporated by reference herein and each such Annual Report shall be deemed to be a new Registration Statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Incorporated Annual and Quarterly Reports

           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, proxy statements and all other shareholder reports and communications, including the latest annual report to security holders pursuant to and meeting the requirements of Rule 14 a-3 or Rule 14 c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is hereby specifically incorporated by reference in the Prospectus to provide such interim financial information.

      (d)  Filing of Registration Statement on Form S-8.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to any indemnification provisions as found in the Registrant's Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   EXHIBITS


    Exhibit
     Number                        Description                          Page


       4       Instruments defining the rights of security
               holders                                                    N/A

               Incorporated By Reference to Form 10-K, as updated by Annual, Quarterly and Current
               Reports and Exhibits filed therewith

       5       Opinion of Counsel

               5.1   Opinion of Counsel re: legality                        9

      15       Letter re: Unaudited interim financial
               information                                                N/A

      23       Consents of Experts and Counsel

               23.1  Consent of Independent Accountants                    11

               23.2  Consent of Counsel                                     9

      24       Power of Attorney                                          N/A

      25       Statement of Eligibility of Trustee                        N/A
      27       Financial Data Schedule                                    N/A

      99       Additional Exhibits

               99.1  CPAC, Inc. 1996 Nonemployee Directors
                     Stock Option Plan                                     12

               99.2  Form of Stock Option Agreement for
                     10,000 Shares                                         17

               99.3  Form of Stock Option Agreement for 3,000
                     Shares                                                23

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leicester, State of New York on October 3, 1996.


                                         CPAC, INC.



                                    BY: /s/ Thomas N. Hendrickson
                                        ----------------------------------
                                        THOMAS N. HENDRICKSON, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date:  October 3, 1996                   /s/ Thomas N. Hendrickson
                                         ----------------------------------
                                         THOMAS N. HENDRICKSON
                                         President, Chief Executive Officer,
                                         Treasurer and Director


Date:  October 3, 1996                   /s/ Robert C. Isaacs
                                         ----------------------------------
                                         ROBERT C. ISAACS
                                         Senior Vice President and Director


Date:  October 3, 1996                   /s/ Robert Oppenheimer
                                         ----------------------------------
                                         ROBERT OPPENHEIMER
                                         Secretary and Director


Date:  October 3, 1996                   /s/ Seldon T. James, Jr.
                                         ----------------------------------
                                         SELDON T. JAMES, JR., Director


Date:  October 3, 1996                   /s/ John C. Burton
                                         ----------------------------------
                                         JOHN C. BURTON, Director


Date:  October 3, 1996                   /s/ Thomas J. Weldgen
                                         ----------------------------------
                                         THOMAS J. WELDGEN, Chief Financial
                                         Officer



                                 EXHIBIT INDEX


    Exhibit
     Number                        Description                          Page


       4       Instruments defining the rights of security
               holders                                                    N/A

               Incorporated By Reference to Form 10-K, as updated by Annual, Quarterly and Current
               Reports and Exhibits filed therewith

       5       Opinion of Counsel

               5.1   Opinion of Counsel re: legality                        9

      15       Letter re: Unaudited interim financial
               information                                                N/A

      23       Consents of Experts and Counsel

               23.1  Consent of Coopers & Lybrand, L.L.P.                  11

               23.2  Consent of Counsel                                     9

      24       Power of Attorney                                          N/A

      25       Statement of Eligibility of Trustee                        N/A

      27       Financial Data Schedule                                    N/A

      99       Additional Exhibits

               99.1  CPAC, Inc. 1996 Nonemployee Directors
                     Stock Option Plan                                     12

               99.2  Form of Stock Option Agreement for
                     10,000 Shares                                         17

               99.3  Form of Stock Option Agreement for 3,000
                     Shares                                                23